UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                  June 17, 2003
                                 --------------
                Date of Report (Date of earliest event reported)


                                    000-28947
                                  -------------
                             Commission File Number


                                 SPACEDEV, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)

      Colorado                                                  84-1374613
      --------                                                  ----------

 (State  or  other  jurisdiction  of     (I.R.S.  Employer  Identification  No.)
                        incorporation  or  organization)

                   13855 Stowe Drive, Poway, California 92064
         --------------------------------------------------------------
                    (Address of principal executive offices)

                                 (858) 375-2030
                              --------------------
                (Issuer's telephone number, including area code)

                                       N/A
                                      -----
   (Former name, former address and former fiscal year, if changed since last report)

ITEM  5.  OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE.
---------------------------------------------------------
     On June 3, 2003, SpaceDev, Inc., ("SpaceDev") entered into a Securities Purchase Agreement (the "Agreement") with Laurus Master Fund, Ltd. ("Laurus") whereby SpaceDev received a $1 million revolving credit facility in the form of a three-year Convertible Note secured by assets of SpaceDev. The net proceeds from the Convertible Note shall be used for the general working capital needs of SpaceDev. Advances on the Convertible Note may be repaid at SpaceDev's option, in cash or through the issuance of shares of SpaceDev's common stock. SpaceDev will have an option to pay in shares at the fixed conversion price of $0.55 per share on the first $1 million of conversion if the shares are registered with the Securities and Exchange Commission ("SEC") for public resale and the then current market price is 118% above the fixed conversion price. The Convertible
Note includes a right of conversion in favor of Laurus. If Laurus exercises its conversion right at any time or from time to time at or prior to maturity, the Convertible Note will be convertible into shares of SpaceDev's common stock at a fixed conversion price, subject to adjustments for stock splits, combinations and dividends and for shares of common stock issued for less than the fixed conversion price (unless exempted pursuant to the Agreement). The fixed conversion price will be adjusted after conversion of the first $1 million to 103% of the then fair market value of SpaceDev's common stock ("Adjusted Fixed Conversion Price"). The available line of credit will be based on SpaceDev's accounts receivables and will be secured by all of the assets of SpaceDev, except for an initial three (3) month period for which Laurus will permit a credit advance up to $300,000, which amount would otherwise exceed eligible accounts receivable during the period.

     In conjunction with this transaction, Laurus was paid a fee of $20,000 for the first year and received a warrant to purchase 200,000 shares of SpaceDev's common stock. The warrant exercise price is computed as follows: $0.63 per share for the purchase of up to 125,000 shares; $0.69 per share for the purchase of an additional 50,000 shares; and $0.80 per share for the purchase of an additional 25,000 shares. The warrant exercise price may be paid in cash, in shares of SpaceDev's common stock, or by a combination of both. The warrant expiration date is June 3, 2008. The warrant exercise price and the number of shares underlying the warrant are subject to adjustments for stock splits, combinations and dividends.

     In addition to the initial warrant, SpaceDev is obligated to issue an additional five-year warrant to Laurus to purchase one share of common stock at an exercise price equal to 125% of the Adjusted Fixed Conversion Price for every ten dollars ($10) in principal of the Convertible Note converted into common stock. No more than an aggregate of 100,000 shares of the SpaceDev's common stock may be purchased by Laurus under such Additional Warrants.

     SpaceDev has agreed to file, by August 1, 2003, a registration statement with the Securities and Exchange Commission, registering the resale of the shares of our common stock issuable upon conversion of the line of credit and exercise of the warrant. SpaceDev will also be registering its common stock issuable upon conversion of warrants issued in a previous private placement.

ITEM  7.     FINANCIAL  STATEMENT  AND  EXHIBITS
------------------------------------------------

     (c)  The  following  documents  are  filed  herewith  as  exhibits:

Exhibit 10.1 - Security Agreement, dated as of June 3, 2003, by and between SpaceDev, Inc. ("SpaceDev") and Laurus Master Fund, Ltd. ("Laurus").

Exhibit 10.2 - Secured  Convertible  Note,  dated   June 3, 2003, by  and  among
SpaceDev and Laurus.

Exhibit 10.3 - Common Stock Purchase Warrant,  dated  June 3, 2003,  issued   by
SpaceDev to Laurus.

Exhibit 10.4 - Registration Rights Agreement, dated as of June 3, 2003, by and between SpaceDev and Laurus.

Exhibit 10.5 - Waiver Letter, dated June 3, 2003, by and between SpaceDev and Laurus.

Exhibit 10.6 - Press Release, dated June 16, 2003, regarding the transaction with Laurus.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  June 18, 2003

SPACEDEV, INC.

/s/ Richard B. Slansky
----------------------
Richard B. Slansky,
Chief Financial Officer